EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Verint Systems Inc.
Melville, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98965, 333-98967, 333-120269, 333-167618, 333-169005, 333-169768, 333-171006, 333-173421, 333-173454, 333-174820, 333-182032, 333-182755 and 333-189062) of Verint Systems Inc. of our report dated April 4, 2014, relating to the consolidated financial statements of Kay Technology Holdings, Inc. which appears in this Form 8-K/A of Verint Systems Inc.

/s/ BDO USA, LLP
San Francisco, California
April 17, 2014